UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2014, Solar Power, Inc.’s (the “Company’s) wholly-owned subsidiary, Xinyu Xinwei New Energy Co., Ltd. (“Xinwei”), signed an agreement with the People’s Government of Fenyi County, Jiangxi Province, People’s Republic of China to build and develop a 50MW photovoltaic (PV) project in Yangqiao, Fenyi County.

Under the terms of the agreement, the government of Fenyi County will provide certain guarantees and support to Xinwei for the project’s construction and development stages, in addition to offering certain incentives and other services for the project’s later phases leading up to grid connection. The government of Fenyi County also intends participate actively in coordinating all relevant local and provincial departments to facilitate and expedite construction of the project. Xinwei will promote the application of PV products, and through the project intends to improve local energy-savings and improve the local economy through the hiring of local workers.

The foregoing summary of the terms and conditions of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, attached hereto as Exhibit 10.47 and which is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.47	Cooperation Agreement of 50 MWp Photovoltaic Grid-connected Power Generation Project in Yangqiao of Fenyi County

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: July 8, 2014	/s/ Roger Yu
Roger Yu
Chief Financial Officer

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